Information Regarding Joint Filers

Designated Filer of Form 4: Joseph Edelman

Date of Earliest Transaction Required to be Reported: March 6, 2009

Issuer Name and Ticker Symbol: PENWEST PHARMACEUTICALS CO. [PPCO]

Names:     Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

Address:   Perceptive Advisors LLC
           499 Park Avenue, 25th Floor
           New York, NY 10022

Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Penwest Pharmaceuticals Co.

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.


By: Perceptive Advisors LLC, its investment manager

By:
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      Joseph Edelman, managing member


PERCEPTIVE ADVISORS LLC

By:
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      Joseph Edelman, managing member